EXHIBIT B-3














                        SERVICES AND FACILITIES AGREEMENT

                           Dated as of _______________

                                      Among

                              The AES Corporation,

                         Central Illinois Light Company

                                       and

               Each of the Entities Identified on Exhibit A Hereto

                                    ARTICLE I

                         Definitions and Interpretation.....................  1
                         ------------------------------

Section 1.1   Definitions...................................................  1
Section 1.2   Purpose and Intent; Interpretation............................  2

                                   ARTICLE II

                         Use of Facilities and Services.....................  2
                         ------------------------------

Section 2.1   Facilities....................................................  2
Section 2.2   Services......................................................  4
Section 2.3   Joint Purchasing..............................................  4
Section 2.4   Cash Management...............................................  4
Section 2.5   Tax Sharing...................................................  5
Section 2.6   Agreements, Etc...............................................  5


                                   ARTICLE III

                                   Asset Sales..............................  5
                                   -----------

Section 3.1   Real Property Transfers.......................................  5
Section 3.2   Tangible Personal Property....................................  5
Section 3.3   Intangible Assets.............................................  5
Section 3.4   AES Stock.....................................................  5
Section 3.5   Agreements, Etc...............................................  6


                                   ARTICLE IV

                                  Charges:  Payment.........................  6
                                  -----------------

Section 4.1   Charges.......................................................  6
Section 4.2   Accounting....................................................  6
Section 4.3   Invoicing, Payment............................................  7

                                    ARTICLE V

                         Cost Apportionment Methodology.....................  8
                         ------------------------------

Section 5.1   General Principles............................................  8
Section 5.2   Fully Distributed Costs.......................................  9
Section 5.3   Costs Charged to/from CILCORP................................. 11


                                   ARTICLE VI

                            Limitations of Liability........................ 12
                            ------------------------

Section 6.1   No Warranties For Facilities or Services...................... 12
Section 6.2   Limited Warranties For Asset Sales............................ 13
Section 6.3   No Partnership................................................ 13
Section 6.4   No Third Party Beneficiaries.................................. 13


                                       i


                                   ARTICLE VII

                                      Term.................................. 13
                                      ----

Section 7.1   Term.......................................................... 13
Section 7.2   Termination................................................... 14
Section 7.3   Tax Sharing Agreement......................................... 14


                                  ARTICLE VIII

                            Confidential Information........................ 14
                            ------------------------


                                   ARTICLE IX

                                  Miscellaneous............................. 14
                                  -------------

Section 9.1  Entire Agreement; Amendments................................... 14
Section 9.2  New Parties.................................................... 15
Section 9.3  Assignment..................................................... 15
Section 9.4  Access to Records.............................................. 15
Section 9.5  Partial Invalidity............................................. 15
Section 9.6  Waiver......................................................... 15
Section 9.7  Governing Law.................................................. 16

                        SERVICES AND FACILITIES AGREEMENT

         THIS SERVICES AND FACILITIES AGREEMENT (this "Agreement") is made and entered into as of the _______________, 2002, among The AES Corporation, a Delaware corporation ("AES"), CILCORP Inc., an Illinois corporation ("CILCORP"), Central Illinois Light Company, an Illinois corporation ("CILCO"), and each of the entities identified on Exhibit A hereto, as such Exhibit A may be amended from time to time in accordance with the provisions of this Agreement.

                              W I T N E S S E T H:

         WHEREAS, the parties are related by virtue of common ownership, directly or indirectly, of their equity securities by AES; and

         WHEREAS, the parties believe that the central management of certain services, the provision to each other of certain services and facilities, and the transfer of certain property are or may be efficient and cost-effective, and the parties desire to make provision for these and other transactions as between CILCO and an AES Entity or Entities;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereby agree as follows:

                                    ARTICLE I
                         Definitions and Interpretation
                         ------------------------------

         Section 1.1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below unless the context otherwise requires:

         "Acquiring Party" means a Party who desires to acquire real property, interests in real property, tangible personal property or Intangible Assets from a Selling Party.

         "AES Entity" means any of AES and the entities identified on Exhibit
     A.

         "ICC" means the Illinois Commerce Commission.

         "Intangible Assets" mean, for the purposes of this Agreement, items for which costs have been incurred to create future economic benefits that have not been recorded as assets on the Selling Party's financial statements. Intangible Assets include, but are not limited to, operational activities or intellectual property derived from internal research and development efforts.

         "Investment Guidelines" means the investment guidelines attached hereto as Exhibit B, as such Exhibit may be amended from time to time with the approval of the ICC.

         "Party" means each, and "Parties" means all, of the entities who are from time to time a party to this Agreement.

         "Provider" means a Party who has been requested to, and who is able and willing to, furnish facilities, provide services or both to a Requestor under the terms of this Agreement.

         "Requestor" means a Party who desires to use facilities, receive services or both, and has requested another Party to furnish such facilities, provide such services or both.

         "Selling Party" means a Party who is willing to sell and transfer real property, interests in real property, tangible personal property or Intangible Assets to an Acquiring Party.

         "Tax Sharing Agreement" means the AES Group Income Tax Allocation Agreement.

         Section 1.2. Purpose and Intent; Interpretation. (a) The purposes and intent of this Agreement are to set forth procedures and policies to govern (i) transactions between an AES Entity and CILCO, whether such transactions occur directly or indirectly as the end result of a series of related transactions and
(ii) the allocation of certain joint service costs. It is not intended to govern transactions between AES Entities, although such entities may elect to apply the provisions of this Agreement to specific transactions, or to govern transactions between CILCO and its subsidiaries. This Agreement shall be interpreted in accordance with such purposes and intent.

         (b) The headings of Articles and Sections contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Articles, Sections and Exhibits refer to articles, sections and exhibits of this Agreement unless otherwise stated. Words such as "herein", "hereinafter", "hereof", "hereto", "hereby" and "hereunder", and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits hereto).

                                   ARTICLE II
                         Use of Facilities and Services
                         ------------------------------

         Section 2.1. Facilities. Upon the terms and subject to the conditions of this Agreement, a Requestor may request a Provider or Providers to make available or provide, and, subject to the provisos at the end of this Section, such Provider or Providers shall make available or provide to such Requestor, the use of:


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


         (a) facilities, including, without limitation, office space, warehouse and storage space, transportation facilities, repair facilities, manufacturing and production facilities, fixtures and office furniture and equipment;

         (b) computer equipment (both stand-alone and mainframe) and networks, peripheral devices, storage media, and software;

         (c) communications equipment, including, without limitation, audio and video equipment, radio equipment, telecommunications equipment and networks, and transmission and switching capability;

         (d) vehicles, including, without limitation, automobiles, trucks, vans, trailers, railcars, marine vessels, transport equipment, material handling equipment and construction equipment; and

         (e) machinery, equipment, tools, parts and supplies;

provided, however, that a Provider shall have no obligation to provide any of the foregoing to the extent that such item or items are not available (either because such Provider does not possess the item or the item is otherwise being used); and provided further, it is understood that a Provider has sole discretion in scheduling the use by a Requestor of facilities, equipment or capabilities so as to avoid interference with such Provider's operations.

         Section 2.2. Services. Upon the terms and subject to the conditions of this Agreement, a Requestor may request a Provider or Providers to provide, and, subject to the provisos at the end of this Section, such Provider or Providers shall provide to such Requestor:

         (a) Administrative and management services, including, without limitation, accounting (including, without limitation, bookkeeping, billing, accounts receivable administration and accounts payable administration, and financial reporting); audit; executive; finance; insurance; information systems services; investment advisory services; legal; record keeping; secretarial and other general office support; real estate management; security holder services; tax; treasury; and other administrative and management services;

         (b) personnel services, including, without limitation, recruiting; training and evaluation services; payroll processing; employee benefits administration and processing; labor negotiations and management; and related services;

         (c) purchasing services, including, without limitation, preparation and analysis of product specifications, requests for proposals and similar solicitations; vendor and vendor-product evaluations; purchase order processing; receipt, handling, warehousing and disbursement of purchased items; contract negotiation and administration; inventory management and disbursement; and similar services; and


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


         (d) operational services, including, without limitation, drafting and technical specification development and evaluation; consulting; engineering; environmental; nuclear; construction; design; resource planning; economic and strategic analysis; research; testing; training; customer solicitation, support and other marketing related services; public and governmental relations; and other operational services;

provided, however, that a Provider shall have no obligation to provide any of the foregoing to the extent that it is not capable of providing such service (either because such Provider does not have personnel capable of providing the requested service or the service is otherwise being used); and provided further, it is understood that a Provider has sole discretion in scheduling the use by a Requestor of services so as to avoid interference with such Provider's operations.

         Section 2.3. Joint Purchasing. A Party may also request that another Party or Parties enter into arrangements to effect the joint purchase of goods or services from third parties; provided, however, that if CILCO is so requested to enter into or to participate in such arrangements, it shall do so only if its fully distributed cost for such goods or services is not thereby increased; and provided further, that no Party shall be required to purchase a service which it is otherwise capable of providing or obtaining. In the event that any such arrangements are established, one Party may be designated as, or serve as, agent for the other Parties to the arrangement and may administer the arrangement (including billing and collecting amounts due the vendor(s)) for the other Parties.

         Section 2.4. Cash Management. The Parties may enter into one or more arrangements providing for the central collection, management, investment and disbursement of cash by a Party. If such an arrangement is established, then:

         (a) the Parties participating in such arrangement shall establish appropriate intercompany accounts to track the amount of cash transferred and/or received by each Party to such arrangement and the pro rata portion of the earnings received by each such Party from the investment of cash;

         (b) the Party responsible under the arrangement for the management and investment of such cash shall establish a separate account or accounts for such purpose, which account(s) and the records associated therewith shall clearly indicate that other Parties have an interest in said account(s) and the proceeds thereof and shall not be subject to set-off by the bank or other institution holding the same except to the limited extent of expenses arising from the management, handling and investment of the account(s); and

         (c) if and to the extent that an account contains cash received from CILCO, such account may be invested, and reinvested, in the investments described in the Investment Guidelines, subject, however, to the need to maintain suitable liquidity in such account in order to meet the cash needs of the Parties participating in the arrangement; it being understood that the Investment Guidelines shall not be the exclusive means by which cash of Parties other than CILCO may be invested.

         Section 2.5. Tax Sharing. Each Party who is eligible to be included in a consolidated tax return filing by AES shall, by virtue of this Section 2.5, be deemed a party to, and shall observe and comply with the provisions of, the Tax Sharing Agreement.

         Section 2.6. Agreements, Etc. A Provider and Requestor may evidence their agreement with respect to the availability, provision or use of the facilities, services and activities described in this Article II by entering into an agreement, lease, license or other written memorandum or evidence; provided such agreement, lease, license or other written memorandum or evidence shall not contain terms inconsistent with this Agreement; and further provided that this Section 2.6 shall not be deemed to require any such agreement, lease, license or other written memorandum or evidence.

                                   ARTICLE III

                                   Asset Sales
                                   -----------

         Section 3.1. Real Property Transfers. Upon the terms and subject to the conditions of this Agreement, an Acquiring Party may purchase from a Selling Party, and the Selling Party may sell to the Acquiring Party, real property or interests in real property; provided, however, that the value of the real property or interests in the real property proposed to be transferred (as such value is determined in accordance with Section 5.1(a)) shall not exceed $5,000,000 without approval of the specific agreement by the ICC.

         Section 3.2. Tangible Personal Property. Upon the terms and subject to the conditions of this Agreement, an Acquiring Party may purchase from a Selling Party, and the Selling Party may sell to the Acquiring Party, tangible personal property; provided, however, that the value of the tangible personal property proposed to be transferred (as such value is determined in accordance with Section 5.1(a)) shall not exceed $5,000,000 without approval of the specific agreement by the ICC (it being understood that the foregoing limitation shall not apply to the transfer of tangible personal property by CILCO which is not necessary or useful to CILCO in the performance of its duties to the public); and provided further, that this Section 3.2 shall not apply to joint purchasing arrangements (and the transactions thereunder) entered into pursuant to Section
2.3 of this Agreement.

         Section 3.3. Intangible Assets. Subject to approval by the ICC of the specific agreement, an Acquiring Party may enter into an agreement with a Selling Party to purchase, and the Acquiring Party may purchase from the Selling Party and the Selling Party may sell to the Acquiring Party pursuant to such agreement, Intangible Assets. Any such Intangible Assets shall be valued in accordance with Section 5.1(c).

         Section 3.4. AES Stock. Upon the terms and subject to the conditions of this Agreement, AES may issue and sell to CILCO shares of AES's Common Stock for the sole purpose of enabling CILCO to meet its obligations to its directors and employees in respect of compensation (it being understood that CILCO would cause any shares so purchased and received to be reissued to such directors or employees in payment of such compensation obligations).

         Section 3.5. Agreements, Etc. An Acquiring Party and a Selling Party may evidence their agreement with respect to the sale of real property and/or tangible personal property described in Sections 3.1 or 3.2 by entering into an agreement or other written memorandum or evidence; provided such agreement or other written memorandum or evidence shall not contain terms inconsistent with this Agreement; and further provided that this Section 3.5 shall not be deemed to require any such agreement or other written memorandum or evidence.

                                   ARTICLE IV

                                Charges: Payment
                                ----------------

         Section 4.1. Charges. (a) Charges for the use of facilities, equipment, capabilities or services under Sections 2.1 and 2.2 shall be determined in accordance with Section 5.1(b); charges for assets sold and transferred under Sections 3.1, 3.2 and 3.4 shall be determined in accordance with the provisions of Section 5.1(a); and charges for assets sold and transferred under Section 3.3 shall be determined in accordance with the provisions of Section 5.1(c). By requesting the use of facilities, equipment, capabilities and/or services, a Requestor shall be deemed to have agreed to pay, and shall pay, to the Provider or Providers the charge determined therefor in accordance with Section 5.1(b). By acquiring real property, interests therein, tangible personal property or Intangible Assets in accordance with the provisions of Article III, an Acquiring Party shall be deemed to have agreed to pay, and shall pay, to the Selling Party the charge determined therefor in accordance with Section 5.1(a) or, in the case of Intangible Assets, Section 5.1(c).

         (b) Charges related to arrangements under Section 2.3 for the joint purchase of goods or services shall be determined in accordance with Section 5.1(a), in the case of asset transfers, and Section 5.1(b), in the case of services and overhead, administrative and other costs.

         (c) Charges of third parties related to the establishment and operation of any account or accounts established under Section 2.4 and the investment of the proceeds, and the earning resulting from the investment thereof, shall be allocated to the Parties participating therein based upon the daily balance of cash maintained by each Party in such account or accounts. Charges related to the administration of the account by a Party's personnel shall be determined in accordance with Section 5.1(b).

         Section 4.2. Accounting. Each Party shall maintain adequate books and records with respect to the transactions subject to this Agreement and shall establish unique account numbers in its general ledger system which shall be used to record the costs to be apportioned to the other Parties. Each Party shall be responsible for maintaining internal controls to ensure the costs associated with transactions covered by this Agreement are properly and consistently allocated and billed in accordance with the terms and provisions of this Agreement.

         Section 4.3. Invoicing, Payment. Invoicing and payment for the facilities and services specified in Article II, the asset sales specified in
Article III or the joint services costs specified in Section 5.3(a) shall be as follows:

         (a) for the use of facilities, equipment or capabilities specified in
     Section 2.1 or the provision of services specified in Section 2.2, a Provider shall invoice the Requestor on a monthly basis for the charges therefor as provided in Section 4.1(a), and such invoices shall be payable within thirty days of receipt;

         (b) for joint purchasing arrangements specified in Section 2.3, a Party participating in any such arrangement shall be invoiced for charges as provided in Section 4.1(b), which invoices will be payable according to the terms set by the vendor(s) providing the purchased goods or services, or if a Party has been selected to administer such arrangement, pursuant to invoices rendered by such Party or the vendor of the goods or services, which invoices will be payable no later than thirty days after receipt;

         (c) for cash management activities under Section 2.4, (i) the Party responsible for administering the activities shall invoice the other participating Parties for the charges therefor as provided in Section 4.1(c), which invoices shall be payable within thirty days of receipt, or
     (ii) the charges for such activities may be offset against the cash amounts held thereunder, provided a written statement of such charges and the amount of the offset is provided to the participating Parties monthly;

         (d) for the tax sharing arrangement specified in Section 2.5, charges and payments shall be made as provided in the Tax Sharing Agreement;

         (e) for the sale of real property or interests in real property specified in Section 3.1, the Acquiring Party shall pay the charges therefor as provided in Section 4.1(a) to the Selling Party upon the closing of the sale and transfer of such real property or interests therein;

         (f) for the sale of tangible personal property specified in Section 3.2, the Selling Party shall invoice the Acquiring Party for the charges therefor as provided in Section 4.1(a), and such invoices shall be payable within thirty days of receipt;

         (g) for the transfer of AES Common Stock specified in Section 3.4, CILCO shall pay the charges therefor as provided in Section 4.1(a) and such payment shall be made to AES concurrently with the issuance and delivery of the shares of such stock; and

         (h) for joint service costs under Section 5.3(a), CILCORP shall invoice the other Parties for such costs as provided in Section 5.3(c), and such invoices shall be payable within thirty days of receipt.


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


Late payments shall bear interest at a rate per annum equal to the sum of the prime rate of interest as published in the Wall Street Journal, plus 2% per annum, and such interest shall be based on the period of time that the payment is late.

                                    ARTICLE V

                         Cost Apportionment Methodology
                         ------------------------------

         Section 5.1. General Principles. The following general principles shall be used in setting charges for transactions between CILCO and AES Entities:

         (a) Sales of Assets. Asset sales between CILCO and an AES Entity shall be charged by the Selling Party to the Acquiring Party at: (i) the fair market value of the transferred asset, as evidenced by (1) the prevailing price for which the same or similar assets are offered for sale to the general public by the Selling Party (e.g., for CILCO, the tariffed charge or other pricing mechanism approved by the ICC) or, if no such prevailing price exists, (2) the price at which nonaffiliated vendors offer the same or similar assets for sale by reference to quoted market prices, independent appraisals or other objectively determinable evidence or, if no such fair market value is objectively or practicably determinable, (ii) the historical cost of the asset to the Selling Party, less all applicable valuation reserves.

         (b) Use of Facilities or Services.

               (i) Facilities or services provided by CILCO to an AES Entity shall be charged by the Provider to the Requestor at: (1) the prevailing price for which the facility or service is provided for sale to the general public by the Provider (i.e., the tariffed rate or other pricing mechanism approved by the ICC) or, if no such prevailing price exists, (2) the fully distributed cost (determined as provided in Section 5.2) incurred by the Provider in providing such facility or service to the Requestor.

               (ii) Facilities or services provided by an AES Entity to CILCO shall be charged by the Provider to the Requestor at: (1) the prevailing price for which the facility or service is provided for sale to the general public by the Provider (i.e., the price charged to nonaffiliates if such transactions with nonaffiliates constitute a substantial portion of such AES Entity's total revenues from such transactions) or, if no such prevailing price exists, (2) an amount not to exceed the fully distributed cost (determined as provided in Section 5.2) incurred in providing such facility or service.

         (c) Sales of Intangible Assets. Intangible Asset sales between CILCO and an AES Entity shall be charged by the Selling Party to the Acquiring Party (i) under a mechanism to reflect the fair market value of the asset as determined by an appraisal or other fair market value study or, if no such fair market value is objectively or practicably determinable, (ii) at the fully distributed cost incurred to purchase or develop the asset, adjusted to reflect imputed depreciation of, if applicable, and carrying costs on the unrecorded asset.

Costs shall be charged to a Party in accordance with these general principles using either a direct charge or an allocation methodology. Costs of assets or services specifically attributable to a Party should be charged directly to such Party. Joint and common costs not specifically attributable to a Party should be charged to the appropriate Parties based on specific allocation methodologies. The Parties intend to develop and implement a set of guidelines to address applications of the foregoing general principles.

         Section 5.2. Fully Distributed Costs. Costs charged on a fully distributed cost basis shall reflect the amounts of direct labor, direct materials and direct purchased services associated with the related asset or service as provided in subsections (a) and (b). These amounts shall be increased by a portion of indirect costs to reflect labor, administrative and general and other overhead amounts as provided in subsection (c).

         (a) Direct Costs. Costs incurred that are specifically attributable to a Party shall be directly charged to the appropriate account based on that Party's usage of the provided resource.

               (i) Direct Labor. Amounts of direct labor charged to a Party shall be based on an employee's actual direct labor rate, reflecting the effects of overtime and nonproductive time.

               For most employees, direct labor shall be charged to a Party under a positive time reporting methodology under which an employee shall report each pay period the number of hours incurred in performing activities for such Party. Based on the time reported each pay period, the regular, predetermined account distribution for the employee shall be adjusted to reflect the distribution of direct labor charges to the appropriate affiliate account.

               Some departments or organizations are expected to provide a recurring, predictable level of services to a Party or Parties. For these departments or organizations, annual reviews shall be performed to determine a normal distribution of time to such Party or Parties. The distribution percentages derived from such reviews shall then be used to allocate time with respect to each pay period. For these departments or organizations, direct labor shall be charged to a Party or Parties under an exception time reporting methodology. That is, significant deviations of actual activity from these predetermined percentages shall be reported and shall result in adjustments to the predetermined distribution of direct labor charges to the affiliate accounts.

               Officers of each Party shall also utilize an exception time reporting methodology. Distribution percentages derived from an annual


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


          review for each Officer shall be used to allocate time with respect to each pay period. Significant deviations of actual activity from the predetermined percentages shall be reported and shall result in adjustments to the predetermined distribution of direct labor charges to the affiliate accounts.

               Overtime shall be reflected in the direct labor rates charged to a Party. For bargaining unit employees, direct labor shall be charged based on the base and overtime pay amounts actually incurred under a Party's collective bargaining agreements. Likewise, for management employees who are compensated for overtime, direct labor shall be charged based on the actual pay amounts incurred for such employees, including overtime.

               All direct labor charges shall be increased by a factor to reflect nonproductive time. The nonproductive time factor shall be developed annually based on a review of actual nonproductive time incurred for the previous year. The nonproductive time factor reflects time incurred for such items as vacations, holidays, disability, jury duty and other paid absences.

               (ii) Direct Materials and Purchased Services. Amounts incurred for materials or purchased services directly attributable to a Party shall be charged directly to the appropriate account for that Party using standard voucher account distribution procedures.

               (iii) Costs of Facilities, Equipment, Machinery, Furniture, and Fixtures. The costs allocated to any Party for the use of a Party's facilities, equipment, machinery, furniture or fixtures shall include an amount to reflect the cost of such assets (e.g., depreciation, operations, maintenance, etc.) and, for owned assets or assets leased under capital leases, a return equal to the rate of return on rate base most recently allowed to CILCO by the ICC.

         (b) Allocated Costs. Costs incurred that are not specifically attributable to a Party but that have joint benefit to two or more Parties shall be charged to the appropriate functions based on specified allocation methodologies. The allocation methodologies used shall be reasonably based on cost causative measures to ensure an equitable allocation among such Parties.

         (c) Indirect Costs. The direct and allocated costs apportioned to a Party or Parties shall be increased to reflect indirect labor, administrative and general and other overhead amounts. The indirect costs are not specifically identifiable or attributable to the direct costs incurred on behalf of a Party.

               (i) Labor Loading. All direct labor charges apportioned to a Party (either apportioned directly or using an allocation methodology) shall be increased by a loading factor to reflect indirect labor-driven costs. For each Party, this loading factor shall be determined annually based on an estimate of indirect labor-driven


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


          charges to be incurred for the coming year (adjusted to reflect differences between the estimated and actual amounts incurred in the prior year) as a percentage of total direct labor charges incurred. The labor loading rate pool shall include payroll taxes; medical and dental insurance costs; pension and other postretirement health care benefits costs; incentive compensation plan costs; and employee savings plans' costs.

               (ii) Information Systems Loading. All direct labor costs apportioned to a Party shall be increased by a loading factor to reflect information systems related costs that benefit all Parties associated with mainframe and local area network usage and operations, hardware and software costs and telecommunications services. For each Party, this loading factor shall be based on the actual costs incurred during the prior year as a percentage of the corresponding actual total direct labor charges incurred in that year.

               (iii) Common Costs Loading. All direct labor, direct materials, direct purchased services and indirect labor costs (including the information systems loading amounts) apportioned to a Party shall be increased by a loading factor to reflect administrative and general and other overhead amounts, including the overhead costs of each Party's information systems function. For each Party, this loading factor shall be determined annually based on actual administrative and general and other overhead expenses incurred during the prior year as a percentage of actual total operations and maintenance expense incurred in that year. The common costs loading rate pool shall include costs for departments that support other departments that provide services directly to a Party. In addition to the general and administrative costs of the information systems function, representative costs in the common costs pool shall include printing and duplicating services, forms and office supplies, communications services and other similar costs.

         Section 5.3. Costs Charged to/from CILCORP. CILCORP shall maintain unique account numbers in its general ledger system: Consolidated Pool accounts (as described in Section 5.3(a)) and Unallocated Pool accounts (as described in Section 5.3(b)). All costs incurred by CILCORP and not directly charged to another Party and all costs apportioned and billed to CILCORP by other Parties shall be charged to one of these two types of accounts.

         (a) Consolidated Pool. The Consolidated Pool shall be charged with applicable costs related to activities that jointly benefit all of the Parties. Each month, the costs accumulated in the Consolidated Pool shall be apportioned and billed to the Parties (other than CILCORP) using a three factor formula methodology. A representative listing of the types of services for which costs may be charged to the Consolidated Pool is as follows:

         Corporate Services
                 Mail
                 Office and Building

         Financial and Accounting Services
         Information Systems
         Investor Relations
         Legal
         Procurement
         Regulatory
         Risk Management
         Secretary's Office
         Shareholder Services

         (b) Unallocated Pool. The Unallocated Pool shall be charged with costs that have been determined as not appropriate for apportionment by CILCORP to the other Parties. These costs primarily relate to CILCORP's diversification, political and philanthropic activities. A representative listing of the types of services for which costs may be charged to the Unallocated Pool is as follows:

         Advertising
         Corporate Contributions, Public Relations and Lobbying
         Diversification Efforts (i.e., new business development)
                 Marketing
                 Research and Development
                 Strategic Analysis

         (c) Three Factor Formula Methodology. Monthly, costs charged to the Consolidated Pool shall be apportioned and billed by CILCORP to the other Parties based on a three factor formula methodology. Under this approach, each such Party is allocated and billed for a portion of the total costs in the Consolidated Pool based on an average of such Party's gross payroll, operating revenues and capital asset amounts relative to the corresponding averages for the other Parties. The gross payroll, operating revenues and capital asset amounts used in this allocation shall be for the twelve-month period ending with the last day of the calendar year prior to the month being allocated. Capital assets shall include, without limitation, the net book value of property, plant and equipment, coal and material and supplies inventories, as applicable.

                                   ARTICLE VI

                            Limitations of Liability
                            ------------------------

         Section 6.1. No Warranties For Facilities or Services. Each Party acknowledges and agrees that any facilities, equipment or capabilities made available, and any services provided, by a Provider to a Requestor hereunder, are so made available or provided WITHOUT ANY WARRANTY (WHETHER EXPRESS, IMPLIED OR STATUTORY AND NOTWITHSTANDING ANY ORAL OR WRITTEN STATEMENT BY A PARTY'S EMPLOYEES, REPRESENTATIVES OR AGENTS TO THE CONTRARY) WHATSOEVER. ALL SUCH

WARRANTIES (INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) ARE HEREBY DISCLAIMED AND EXCLUDED.

         Section 6.2. Limited Warranties For Asset Sales. (a) Except as provided in Section 6.2(b), each Party acknowledges and agrees that any real property, interests in real property, tangible personal property or Intangible Assets sold and transferred in accordance with Article III is so sold and transferred WITHOUT ANY WARRANTY (WHETHER EXPRESS, IMPLIED OR STATUTORY AND NOTWITHSTANDING ANY ORAL OR WRITTEN STATEMENT BY A SELLING PARTY'S EMPLOYEES, REPRESENTATIVES OR AGENTS TO THE CONTRARY) WHATSOEVER. ALL SUCH WARRANTIES (INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) ARE HEREBY DISCLAIMED AND EXCLUDED.

         (b) In connection with a sale and transfer of real property, interests in real property, tangible personal property or Intangible Assets pursuant to
Article III, the Selling Party shall be deemed to have represented and warranted to the Acquiring Party that: (i) title conveyed is good, (ii) conveyance of such title is authorized and rightful, and (iii) the title so conveyed is free and clear of all liens, claims, encumbrances or security interests of persons or entities claiming by or through the Selling Party, except, in the case of this clause (iv), as the Acquiring Party and the Selling Party may otherwise agree.

         Section 6.3. No Partnership. The Parties acknowledge and agree that this Agreement does not create a partnership between, or a joint venture of, a Party and any other Party. Each party is an independent contractor and nothing contained in this Agreement shall be construed to constitute any Party as the agent of any other Party except as expressly set forth in Sections 2.3 and 2.4.

         Section 6.4. No Third Party Beneficiaries. This Agreement is intended for the exclusive benefit of the Parties hereto and is not intended, and shall not be deemed or construed, to create any rights in, or responsibilities or obligations to, third parties.

                                   ARTICLE VII

                                      Term
                                      ----

         Section 7.1. Term. This Agreement will be effective within 60 days of the date it is approved by the ICC and shall continue, unless terminated as provided in Section 7.2 or renewed as hereinafter provided, until the tenth anniversary of such date (the "Initial Term"). Unless written notice that this Agreement shall terminate on the last day of the Initial Term or any then current renewal term is provided by a Party at least 30 days prior to the expiration of the Initial Term or such renewal term, this Agreement shall continue for successive renewal terms of five years as to such Party and any other Parties not providing any such termination notice.

         Section 7.2. Termination. Any Party may terminate this Agreement as to it by providing at least 30 days prior written notice to the other Parties of the effective date of such termination. In addition, this Agreement shall terminate as to a Party upon the date that AES determines that such Party shall no longer be a party to this Agreement and shall automatically terminate as to a Party upon the date that AES ceases, directly or indirectly, to own equity securities in such Party. Any such termination shall not affect the terminating Party's accrued rights and obligations under this Agreement arising prior to the effective date of termination or its obligations under Section 9.4.

         Section 7.3. Tax Sharing Agreement. Notwithstanding anything to the contrary in Sections 7.1 or 7.2, a Party shall continue to be bound by the provisions of the Tax Sharing Agreement until the earlier of (i) the termination of the Tax Sharing Agreement, as provided in the Tax Sharing Agreement or (ii) the time at which such Party is not permitted, under applicable law, to be a "Member" or an "Included Member", as those terms are defined in the Tax Sharing Agreement.

                                  ARTICLE VIII
                            Confidential Information
                            ------------------------

         Each Party shall treat in confidence all information which it shall have obtained regarding the other Parties and their respective businesses during the course of the performance of this Agreement. Such information shall not be communicated to any person other than the Parties to this Agreement, except to the extent disclosure of such information is required by a governmental authority. If a Party is required to disclose confidential information to a governmental authority, such Party shall take reasonable steps to make such disclosure confidential under the rules of such governmental authority. Information provided hereunder shall remain the sole property of the Party providing such information. The obligation of a Party to treat such information in confidence shall not apply to any information which (i) is or becomes available to such Party from a source other than the Party providing such information, or (ii) is or becomes available to the public other than as a result of disclosure by such Party or its agents.

                                   ARTICLE IX
                                  Miscellaneous
                                  -------------

         Section 9.1. Entire Agreement; Amendments. Upon its effectiveness as provided in Section 7.1, this Agreement shall constitute the sole and entire agreement among the Parties with respect to the subject matter hereof and shall supersede all previous agreements, proposals, oral or written, negotiations, representations, commitments and all other communications between some or all of the Parties. Except as provided in Section 9.2 with respect to new Parties and except that AES may amend Exhibit A to this Agreement to delete any terminated Party, this Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties hereto.

         Section 9.2. New Parties. Any other entity which is or may become an affiliate of AES or any of the other Parties to this Agreement may become a party to this Agreement by executing an agreement adopting all of the terms and conditions of this Agreement. Such agreement must be signed by AES in order to become effective, but need not be signed by any other Party to this Agreement. Upon such execution by AES, such entity shall be deemed to be a Party and shall be included within the definition of "Party" for all purposes hereof, and Exhibit A shall be amended to add such entity. Before such execution by AES, CILCO shall provide the staff of the ICC with thirty days' notice that another Party will be added to this Agreement.

         Section 9.3. Assignment. This Agreement may not be assigned by any Party without the prior written consent of AES.

         Section 9.4. Access to Records. During the term of this Agreement and for a period of seven years after the expiration or termination of this Agreement as to a Party, such Party shall have reasonable access to and the right to examine any and all books, documents, papers and records which pertain to services and facilities provided by the other Parties under this Agreement to such Party, and such Party shall provide access to, and the opportunity to examine, all such records which pertain to services and facilities provided to the other Parties under this Agreement by such Party. Each Party shall maintain all such records for a period of seven years after expiration or termination of this Agreement as to such Party. In addition, during the term of this Agreement and for a period of seven years after the expiration or termination of this Agreement as to an AES Entity, the ICC shall have access to the books and records of such AES Entity in accordance with the provisions contained in
Section 7-101 of the Illinois Public Utilities Act, amended by the Electric Service Customer Choice and Rate Relief Law of 1997 and subject to Section 5-108 of the Illinois Public Utilities Act.

         Section 9.5. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable. In the event that it is determined that the charges for a particular transaction covered by this Agreement were not determined properly for any reason, such determination and/or finding shall not affect the validity of such transaction; provided, however, that if the transaction involved CILCO and an AES Entity, AES (or, if AES so determines, such AES Entity) shall pay to or reimburse CILCO, or CILCO shall pay to or reimburse such AES Entity, as the case may be, for the difference between the amount that was charged in connection with the transaction and the charge that is determined to be proper under the provisions of Article V.

         Section 9.6. Waiver. Failure by any Party to insist upon strict performance of any term or condition herein shall not be deemed a waiver of any rights or remedies that such Party may have against any other Party nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         Section 9.7. Governing Law. This Agreement shall be governed by, construed and interpreted pursuant to, the laws of the State of Illinois.

                       *** NEXT PAGE IS SIGNATURE PAGE ***

         IN WITNESS WHEREOF, the Parties have each caused this Agreement to be executed by a duly authorized representative as of the day and year first above written.

                          THE AES CORPORATION

                          By: ________________________
                              Name:
                              Title:

                          CILCORP INC.

                          By: ________________________
                              Name:
                              Title:

                          CENTRAL ILLINOIS LIGHT COMPANY

                          By: ________________________
                              Name:
                              Title:

                          CENTRAL ILLINOIS GENERATION, INC.

                          By: ________________________
                              Name:
                              Title:

                          CILCORP INVESTMENT MANAGEMENT INC.

                          By: ________________________
                              Name:
                              Title:

                          CILCORP VENTURES INC.

                          By: ________________________
                              Name:
                              Title:

                          CILCORP ENERGY SERVICES INC.

                          By: ________________________
                              Name:
                              Title:

                          QST ENTERPRISES INC.

                          By: ________________________
                              Name:
                              Title:

                                    EXHIBIT A

                                  AES Entities
                              (in addition to AES)
                              --------------------

            The AES Corporation

            CILCORP Inc.

            Central Illinois Light Company

            Central Illinois Generation, Inc.

            CILCORP Investment Management Inc.

            CILCORP Ventures Inc.

            CILCORP Energy Services Inc.

            QST Enterprises Inc.

                                    EXHIBIT B

                              Investment Guidelines
                              ---------------------

         A Party or Parties may invest cash in any one or more of the following investments:

         (a) Direct obligations of, or obligations the timely payment of the principal of and interest on which is fully guaranteed by, the United States of America;

         (b) Direct obligations of any agency or instrumentality of the United States of America and obligations on which the timely payment of principal and interest is fully guaranteed by any such agency or instrumentality;

         (c) Certificates of deposit or time deposits of any bank, trust company or savings and loan association if all of the direct, unsecured debt obligations of such bank, trust company or savings and loan association at the time of purchase of such certificates of deposit or time deposits, which are rated by a Rating Agency are rated in one of the four highest rating categories assigned by such Rating Agency (without regard to any refinement or gradation of rating category by numerical modifier or otherwise), or which certificates of deposit or time deposits are fully secured by obligations described in clauses (a), (b) or (g) of these Guidelines; provided, however, that if such certificates of deposit or time deposits are so secured (1) the Party or Parties for whose benefit such investments have been acquired shall have a perfected first security interest in the obligations securing such certificates of deposit or time deposits, (2) such Party or Parties shall hold or shall have the option to appoint an intermediary bank, trust company or savings and loan association as its agent to hold the obligations securing such certificates of deposit or time deposits, and (3) such Party or Parties shall hold such obligations free and clear of the liens or claims of third parties;

         (d) Certificates of deposit or time deposits of any bank, trust company or savings and loan association which certificates of deposit or time deposits are fully insured by the Federal Deposit Insurance Corporation or the Federal Savings & Loan Insurance Corporation or any other similar United States governmental deposit insurance program;

         (e) Securities of the type described in clauses (a) or (b) above purchased under agreements to resell such securities to any registered broker/dealer subject to the Securities Investors Protection Corporation jurisdiction or any commercial bank, if such broker/dealer or bank's uninsured, unsecured and unguaranteed obligations which are rated by a Rating Agency are rated by such Agency at the time of entrance into such agreement in one of the four highest rating categories assigned by such Agency (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) provided: (i) a master repurchase agreement or specific written repurchase agreement governs the transaction; (ii) the repurchase agreement has a term of 45 days or less;
     (iii) the fair market value of the securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 100%; and (iv) the securities are held free and clear of any lien or claims of a third party by an independent third party acting solely as agent for the Party or Parties, such agent is a Federal Reserve Bank, or a bank which is a member of the Federal Deposit Insurance Corporation and which bank has combined capital, surplus and undivided profits of not less than $50,000,000, the Party or Parties shall have received written confirmation from such agent that it holds such securities, free and clear of any lien or claim, as agent for such Party or Parties, and a perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR 350.0 et seq. in such securities is created for the benefit of such Party or Parties;

         (f) Investment agreements with banks which meet the rating criteria set forth in (c) above or investment agreements with non-bank financial institutions provided: (i) all of the unsecured, direct long-term debt of such non-bank financial institutions or all of the unsecured, direct long-term debt of such non-bank financial institutions which is guaranteed by the guarantor of the investment agreement involved, which is rated by a Rating Agency is rated at time of entrance into such agreement in one of the four highest rating categories (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) for obligations of that nature; or (ii) if such non-bank financial institutions have no such outstanding long-term debt which is rated, all of the short-term debt of such non-bank financial institutions or all of the short-term debt of such non-bank financial institutions which is guaranteed by the guarantor of the investment agreement involved, which is rated by a Rating Agency is rated at the time of entrance into such agreement in the highest rating category (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) assigned to short-term indebtedness by such Agency, all of which agreements referred to in this subsection (f) provide that if such banks or non-bank financial institutions' debt no longer satisfies such rating criteria such banks or institutions will secure such agreements as soon as reasonably practicable to the extent and in the manner provided in subsection (c) above;

         (g) Shares of a fund registered under the Investment Company Act of 1940, as amended, whose shares are registered under the Securities Act of 1933, as amended, having assets of at least $100,000,000, whose only assets are obligations described in subsections (a), (b), (c), (e), (h), (i), (j),
     (k), (l), (m) or (n) of these Investment Guidelines;

         (h) Commercial paper which, at the time of purchase, is rated by a Rating Agency in one of the two highest categories (without regard to any refinements or gradation of rating category by numerical modifier or otherwise) assigned by such Agency for obligations of that nature;

         (i) Obligations of, or obligations fully guaranteed by, any state of the United States of America or any political subdivision thereof which obligations, at the time of purchase, are rated by a Rating Agency in one of the four highest rating categories (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) assigned by such Agency to obligations of that nature;

         (j) Obligations of, or obligations fully guaranteed by, and foreign government or any political subdivision thereof which obligations, at the time of purchase, are rated by a Rating Agency in one of the four highest rating categories (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) assigned by such Agency to obligations of that nature;

         (k) Debt securities of any corporation organized under the laws of any state of the United States of America which securities, at the time of purchase, are rated by a Rating Agency in one of the four highest rating categories (without regard to any refinements or gradation of rating category by numerical modifier or otherwise) assigned by such Agency for obligations of that nature;

         (l) Debt securities of any corporation organized under the laws of any jurisdiction outside of the United States of America which securities, at the time of purchase, are rated by a Rating Agency in one of the four highest rating categories (without regard to any refinements or gradation of rating category by numerical modifier or otherwise) assigned by such Agency for obligations of that nature;

         (m) Obligations which are rated "AAA" by Standard & Poor's and "Aaa" by Moody's and which are not subject to redemption prior to maturity (except as provided in the security agreement described below) and are issued or incurred by any state, commonwealth or territory of the United States of America or any political subdivision, public instrumentality or public authority of any state, commonwealth or territory of the United States of America, which obligations are fully secured by and payable solely from an escrow fund consisting of direct obligations of, or obligations the timely payment of principal and interest on which are fully guaranteed by, the United States of America, which is held by a corporate fiduciary pursuant to a security agreement (which may not be amended to provide for redemption on a date earlier than that originally contemplated by the parties on the date such security agreement was first executed);

         (n) Bankers acceptances of any bank, if all of the direct, unsecured debt obligations of such institution at the time of purchase of such acceptances which are rated by a Rating Agency are rated by such Agency in one of the three highest rating categories (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) by such Agency; and

         (o) Money market mutual funds managed for the purpose of investing substantially all of the assets of such fund in short-term obligations having a stated maturity date of one year or less or having a maturity date of one year or less from the date of purchase by such fund, including but not necessarily limited to (i) corporate or governmental obligations or related repurchase agreements, (ii) tax-exempt obligations, (iii) domestic, yankee and eurodollar certificates of deposit, (iv) domestic, yankee and eurodollar bankers' acceptances, or (v) variable amount notes of borrowers of prime credit, provided that any such money market mutual fund shall be classified at the time of purchase as "Aaa" by Moody's Investors Service Inc. or "AAA" by Standard & Poor's Ratings Group; provided, however, that the total cost of investments in any such money market mutual fund shall not exceed at any one time 5% of the total of all assets of such money market mutual fund.

For purposes of the foregoing, the term "Rating Agency" means any one of Moody's Investors Service Inc. or Standard & Poor's Ratings Group or any other nationally recognized securities rating organization, or any successor to any of the foregoing.